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                                                                    Exhibit 99.1

                                  GBC BANCORP

                      1999 EMPLOYEE STOCK INCENTIVE PLAN
                        ______________________________

                         Adopted as of April 22, 1999



          Section 1.     PURPOSE OF PLAN

          The purpose of this 1999 Employee Stock Incentive Plan ("Plan") of GBC Bancorp, a California corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees, nonemployee directors and consultants by providing for or increasing the proprietary interests of such employees, nonemployee directors and consultants in the Company and, thereby, further align their interests with those of the shareholders of the Company.

          Section 2.     PERSONS ELIGIBLE UNDER PLAN

          Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries or any other entity in which the Company has a significant equity or other interest as determined by the Committee (as hereinafter defined), including any director who is also such an employee, (2) any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries (a "Nonemployee Director") and (3) any consultant of the Company or any of its subsidiaries.

          Section 3.     AWARDS

          (a) The Committee, on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

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          (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

          (c) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

          (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

              (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                    (A)  the delivery of cash;

                    (B) the delivery of other property deemed acceptable by the Committee;

                    (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property;

                    (D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award;

                    (E) authorizing a third party to sell Common Shares or other property otherwise issuable pursuant to such Award and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Common Shares acquired through such exercise or any tax withholding obligation resulting from such exercise; or

                    (F) crediting toward the purchase price a portion of the recipient's deferred compensation account balance;

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               (ii)   a provision conditioning or accelerating the receipt of
     benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

               (iii) a provision required in order for such Award to qualify as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); provided,
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     however, that no Award issued to any consultant or any Nonemployee Director
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     may qualify as an Incentive Stock Option.

          (e) All certificates evidencing Awards or Common Shares issued pursuant thereto shall bear any legend determined by the Committee to be necessary or appropriate.

          Section 4.     STOCK SUBJECT TO PLAN

          (a) Subject to adjustment as provided in Section 7, at any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall not exceed the sum of (i) 1,000,000, including any Common Shares issuable pursuant to that certain Employment Agreement dated as of January 1, 1998, between the Company and Li-Pei Wu, as the same may be amended from time to time, (ii) any Common Shares available for future awards under any prior plan of the Company as of the effective date of the Plan and (iii) any Common Shares subject to awards granted under any prior plan of the Company which are forfeited, expire or are canceled without delivery of Common Shares.

          (b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

               (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

               (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were

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     withheld by the Company as payment of the purchase price of the Common
     Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

               (iii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

          Section 5.     DURATION OF PLAN

          No Awards shall be made under this Plan after April 22, 2009. Although Common Shares may be issued after April 22, 2009 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after April 22, 2019.

          Section 6.     ADMINISTRATION OF PLAN

          (a) This Plan shall be administered by the Board of Directors of the Company (the "Board") or, at the election for the Board, by a committee of the Board consisting of two or more directors, each of whom is an "outside director" within the meaning of Section 162(m) of the Code, and who otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act. The term "Committee" shall mean the Board or any such committee of the Board which shall have been designated by the Board to administer this Plan.

          (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

               (i) adopt, amend and rescind rules and regulations relating to this Plan;

               (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

               (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto, any performance or vesting contingencies and the terms of any transferability of such Awards;

               (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof;

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               (v)    interpret and construe this Plan and the terms and
     conditions of any Award granted hereunder; and

               (vi) certify in writing prior to payment of compensation that the performance goals and any other material terms of an Award were in fact satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made are treated as a written certification.

          Section 7.     ADJUSTMENTS

          If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall do so, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan.

          Section 8.     AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

          The Board may amend, suspend or terminate this Plan at any time and in any manner, provided that no such amendment, suspension or termination shall impair, or deprive the recipient of, any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

          Section 9.     EFFECTIVE DATE OF PLAN

          This Plan shall be effective as of April 22, 1999, the date upon which it was approved by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California.

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          Section 10.    GOVERNING LAW

          This Plan and any Award granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles.

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